UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 5, 2014

EXPRESS SCRIPTS HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35490	45-2884094
(State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO	63121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: 314-996-0900

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 5, 2014, the Board of Directors (the “Board”) of Express Scripts Holding Company (the “Company”) approved a new form of indemnification agreement and authorized the Company to enter into the form of indemnification agreement with each of the Company’s directors and executive officers. The Company entered into such agreement with each of its directors on such date and expects that each of its executive officers will execute such agreement, which supersedes all previously existing indemnification agreements, including, without limitation, existing indemnification agreements between such persons and Express Scripts, Inc. or Medco Health Solutions, Inc. Under the form of indemnification agreement:

•	Directors and executive officers are indemnified, to the fullest extent permitted by the laws of the State of Delaware and subject to certain exceptions, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred, if such director or executive officer was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding or investigation, by reason of the fact that such person is or was or has agreed to serve at the request of the Company as a director, officer, employee or agent of the Company or another entity. For proceedings brought by or in the right of the Company where the director or executive officer is adjudged to be liable to the Company, no indemnification shall be made unless, and only to the extent, the court determines such indemnification is proper.

•	Subject to certain conditions, the Company will advance expenses incurred by directors and executive officers in defending against such proceedings.

•	Indemnification is available only if the director or executive officer acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The form of indemnification agreement also sets out, among other things, the process for determining entitlement to indemnification and the procedures for enforcement of indemnification rights.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement

The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

The information furnished pursuant to Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Increase in Authorization of Share Repurchase Program

On March 5, 2014, the Board approved an increase in the authorized number of shares that may be repurchased under the Company’s share repurchase program (the “Repurchase Program”) by an additional 65 million shares, or a total authorization of 140 million shares (including shares previously purchased), of the Company’s common stock (as adjusted for any subsequent stock split, stock dividend or similar transaction). The Repurchase Program is of indefinite duration. The purchases may be effected by means of open market transactions, privately negotiated transactions or otherwise, at management’s discretion, including pursuant to a trading plan pursuant to Rule 10b5-1 under the Exchange Act.

There can be no assurance as to the precise number of shares that will be repurchased under the Repurchase Program, or the aggregate dollar amount of the shares purchased. Depending on market conditions, regulatory, legal and contractual requirements and other factors, repurchases may be made at any time or from time to time, without prior notice. The Company may suspend or discontinue the program at any time.

Item 9.01 Financial Statements and Exhibits

(d) The following Exhibits are furnished as part of this report on Form 8-K:

Exhibit 10.1	Form of Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS HOLDING COMPANY

Date: March 5, 2014	By:	/s/ Keith Ebling
Keith Ebling Executive Vice President & General Counsel

Exhibit Index

Exhibit 10.1	Form of Indemnification Agreement